Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Ault Alliance, Inc.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

We hereby consent to the incorporation by reference in the Registration Statements of Ault Alliance, Inc. on Forms S-8 (No. 333-233681, No. 333-259087) and Forms S-3 (No. 333-250980, No. 333-260618 and No. 333-262350) of our report dated April 17, 2023, relating to the financial statements of ENERTEC SYSTEMS 2001 LTD which are not included in this Annual Report on Amendment No. 1 to Form 10-K/A of Ault Alliance, Inc.

/S/ Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

Tel-Aviv, Israel

May 22, 2023